SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2011

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2011, Convergys Cellular Systems Company (the “Seller”), an indirect subsidiary of Convergys Corporation (the “Company”), signed a definitive Purchase Agreement (the “Agreement”) to sell the Company’s 33.8849% limited partnership interest (the “Seller’s Partnership Interest”) in Cincinnati SMSA Limited Partnership (the “Partnership”) to New Cingular Wireless PCS, LLC (“New Cingular Wireless”), and the Company’s 45.0672% limited liability company membership interest in Cincinnati SMSA Tower Holdings LLC (the “LLC,” and together with the Partnership, the “Cellular Partnership”) to SBC Tower Holdings, LLC (“Tower Holdings”). New Cingular Wireless currently owns, directly or indirectly, all of the outstanding limited and general partnership interests in the Partnership other than the Seller’s Partnership Interest. Tower Holdings currently owns, directly or indirectly, 54.2316% of the LLC’s limited liability company membership interest. The Partnership provides wireless communications in central and southwestern Ohio and northern Kentucky, while the LLC is a provider of cellular tower space.

The terms of the Agreement, dated June 2, 2011, provide for New Cingular Wireless to pay the Seller $315 million in cash at closing, plus a distribution (if any) based on the results of the Partnership for the quarter ending June 30, 2011, and for Tower Holdings to pay the Seller $5 million in cash at closing.

The Agreement contains limited and basic representations and warranties focused primarily on the Seller’s ownership of its interests in the Cellular Partnership and covenants related to the sale and the operation of the Cellular Partnership prior to closing. In addition to customary indemnification obligations, the Agreement provides a mutual release and covenant not to sue.

The sale is subject to limited, customary closing conditions, including the absence of court or regulatory orders prohibiting the transaction, the continuing accuracy of each party’s representations and warranties, and the performance by each party of its respective obligations under the Agreement.

The above description of the Agreement and the sale of the Cellular Partnership is not complete and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Agreement contains representations and warranties that each party made to and solely for the benefit of the other as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement or contained in confidential disclosure schedules. These disclosure schedules modify, qualify or create exceptions to the representations and warranties set forth in the Agreement. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified and qualified in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders, or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Security holders are not third party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On June 2, 2011, Convergys Corporation issued a press release announcing its agreement to sell the Cellular Partnership. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 2.1	Purchase Agreement, dated June 2, 2011, among Convergys Cellular Systems Company, New Cingular Wireless PCS, LLC and SBC Tower Holdings LLC. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.)

Exhibit 99.1	Convergys Corporation Press Release dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Julia A. Houston
General Counsel and Corporate Secretary

Date: June 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Purchase Agreement, dated June 2, 2011, among Convergys Cellular Systems Company, New Cingular Wireless PCS, LLC and SBC Tower Holdings LLC. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.)

Exhibit 99.1	Convergys Corporation Press Release dated June 2, 2011.